Exhibit 21



                         Subsidiaries of the Registrant


1.   Lukens Medical Corporation, a New Mexico corporation.

2. Lukens Medical Products Private Limited, a company registered under the Companies Act, 1956, laws of India.

3.   Lukens-Somar S.A de C.V., a Mexican corporation.